UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2009

CYCLACEL PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 1500 Berkeley Heights, New Jersey	07922
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 517-7330

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer or Listing.

On December 9, 2009, Cyclacel Pharmaceuticals, Inc. (the “Company”) received a determination letter from the NASDAQ Listing Qualifications Staff (the “Staff”) at The NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company that it does not comply with the $10 million minimum stockholders’ equity requirement of the continued listing rules of The NASDAQ Global Market (“Listing Rules”) set forth in NASDAQ Marketplace Rule 5450(b)(1)(A), and that the Company’s securities are subject to delisting, unless the Company appeals the Staff’s determination to the NASDAQ Listing Qualifications Panel (the “Panel”) by no later than December 16, 2009.

The Company intends to request a hearing before the Panel by no later than December 16, 2009, consistent with instructions contained in the determination letter, which will stay the Staff’s determination to delist the Company’s securities on The NASDAQ Global Market pending the issuance of the Panel’s decision. Under NASDAQ’s Listing Rules, the Panel may, at its discretion, determine to continue the listing of the Company’s securities on The NASDAQ Global Market for a maximum of 180 days from the date of the NASDAQ’s determination letter, or through June 7, 2010. There can, however, be no assurance that the Panel will grant the Company’s request for continued listing.

On December 15, 2009, the Company issued a press release announcing its receipt of NASDAQ’s determination letter. A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

The following exhibit is furnished herewith:

99.1 Press release, dated December 15, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.

By: /s/ Paul McBarron
Name: Paul McBarron
Title: Executive Vice President — Finance,
Chief Financial Officer and Chief
Operating Officer

Date: December 15, 2009